UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2021

GALAXY GAMING, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-30653	20-8143439
(Commission File Number)	(IRS Employer Identification No.)

6480 Cameron Street Ste. 305
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

(702) 939-3254

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLXZ	OTCQB marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

On November 15, 2021, Galaxy Gaming, Inc., a Nevada corporation (“Galaxy” or the “Company”) issued a press release announcing that the Company had entered into a Term Loan Credit Agreement (the “Fortress Credit Agreement”) with Fortress Credit Corp. as administrative agent, collateral agent and lender. Pursuant to the Fortress Credit Agreement, the Company borrowed $60 million of senior secured term loans.  The proceeds of the loans will be used to (i) pay approximately $39.5 million to Triangulum as full payment of the settlement amount due under the previously filed settlement agreement between the Galaxy and Triangulum; (ii) repay approximately $11.1 million due and owing to Nevada State Bank under the CARES Act Main Street Loan Program and under the Amended and Restated Credit Agreement, dated as of May 13, 2021, made between Galaxy and Zions Bancorporation, N.A. dba Nevada State Bank, a Nevada state banking corporation, and (iii) approximately $4.1 million was used to pay fees and expenses. The remaining approximately $5.3 million was added to the Company’s cash on hand and will be used for corporate and operating purposes.

The loans under the Fortress Credit Agreement bear interest at a rate equal to, at the Company’s option, either (a) LIBOR (or a successor rate, determined in accordance with the Fortress Credit Agreement) plus 7.75%, subject to a reduction to 7.50% upon the achievement of a net leverage target or (b) a base rate determined by reference to the greatest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by reference to The Wall Street Journal’s “Prime Rate” and (iii) the one-month adjusted LIBOR rate plus 1.00%, plus 6.75%, subject to a reduction to 6.50% upon the achievement of a net leverage target. The loan has a final maturity of November 15, 2026. The obligations under the Fortress Credit Agreement are guaranteed by the Company’s subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries. The Fortress Credit Agreement requires, among other things, amortization payments of $150,000 per quarter and includes an annual sweep of 50% of excess cash flow.

In connection with entering into the Fortress Credit Agreement, the Company also issued warrants to purchase a total of up to 778,320 shares of the Company’s common stock to certain affiliates of Fortress at a price per share of $0.01 (the “Warrants”). The Warrants are exercisable at any time, subject to certain restrictions.

The foregoing description of the Fortress Credit Agreement and the Warrants is not complete and is qualified in its entirety by reference to the Fortress Credit Agreement and form of Warrant filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report. A copy of the press release announcing the Fortress Credit Agreement is furnished as Exhibit 99.1 to this report.

Item 2.02 Results of Operations and Financial Condition.

On November 15, 2021, the Company issued a press release regarding its financial results for the quarter ended September 30, 2021. A copy of the press release is furnished as Exhibit 99.2 to this report.

The information furnished with this Item 2.02, including Exhibit 99.2, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K with regard to the Fortress Credit Agreement is incorporated by reference into this Item 2.03.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K with regard to the issuance of the Warrants is incorporated by reference into this Item 3.02.

Item 9.01.Financial Statements and Exhibits.

d) Exhibits

Exhibit Number	Description of Exhibit

10.1

Term Loan Credit Agreement, dated November 15, 2021, by and among Galaxy Gaming, Inc., a Nevada corporation, the lenders from time to time party and Fortress Credit Corp., as administrative agent and collateral agent.

10.2	Form of Warrant, dated November 15, 2021, issued by Galaxy Gaming, Inc., a Nevada corporation, in connection with the Fortress Term Loan Credit Agreement.
10.3

Guaranty and Security Agreement, dated November 15, 2021, made by Galaxy Gaming, Inc. and its subsidiaries in favor of Fortress Credit Corp., securing the obligations created by the Fortress Term Loan Credit Agreement; includes Form of Security Interest in Copyright Rights (Exhibit 2); Form of Security Interest in Patent Rights (Exhibit 3); and Form of Security Interest in Trademark Rights (Exhibit 4).

99.1	Galaxy Gaming, Inc. Press Release Announcing Fortress Term Loan Credit Agreement, dated November 15, 2021.
99.2	Galaxy Gaming, Inc. Press Release Announcing Third Quarter Earnings, dated November 15, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 16, 2021

GALAXY GAMING, INC.

By:	/s/ Harry C. Hagerty
Harry C. Hagerty
Chief Financial Officer

Exhibit 99.1

GALAXY GAMING ANNOUNCES COMPLETION OF SETTLEMENT WITH TRIANGULUM

LAS VEGAS, Nov. 15, 2021 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems for land-based casinos and iGaming (the “Company”), announced that it entered into a Term Loan Credit Agreement with Fortress Credit Corp., the proceeds of which were used, among other things, to pay the settlement amount in full to Triangulum Partners, LLC and Robert Saucier (collectively “Triangulum”). As a result of such payment (and the fulfillment of other conditions), the Settlement Agreement with Triangulum and the other parties thereto (the “Settlement Agreement”) is in full force and effect.

Fortress Credit Agreement

On November 15, 2021, the Company entered into a Term Loan Credit Agreement (the “Fortress Credit Agreement”) with Fortress Credit Corp. as administrative agent, collateral agent and lender (and other related agreements). Pursuant to the Fortress Credit Agreement, the Company borrowed $60.0 million of senior secured term loans, the gross loan proceeds being used as follows: approximately $39.5 million was paid to Triangulum as full payment of the settlement amount pursuant to the Settlement Agreement, approximately $11.1 million was used to repay in full the Company’s Main Street and Nevada State Bank loans, and approximately $4.1 million was used to pay fees and expenses. The remaining approximately $5.3 million was added to the Company’s cash on hand.

The loans under the Fortress Credit Agreement bear interest at a rate equal to, at the Company’s option, either (a) LIBOR (or a successor rate, determined in accordance with the Fortress Credit Agreement) plus 7.75%, subject to a reduction to 7.50% upon the achievement of a net leverage target or (b) a base rate determined by reference to the greatest of (i) the federal funds rate plus 0.50%, (ii) the prime rate as determined by reference to The Wall Street Journal’s “Prime Rate” and (iii) the one-month adjusted LIBOR rate plus 1.00%, plus 6.75%, subject to a reduction to 6.50% upon the achievement of a net leverage target. The loan has a final maturity of November 15, 2026. The obligations under the Fortress Credit Agreement are guaranteed by the Company’s subsidiaries and are secured by substantially all of the assets of the Company and its subsidiaries. The Fortress Credit Agreement requires, among other things, amortization payments of $150,000 per quarter and includes an annual sweep of 50% of excess cash flow.

In connection with entering into the Fortress Credit Agreement, the Company also issued warrants to purchase a total of up to 778,320 shares of the Company’s common stock to certain affiliates of Fortress at a price per share of $0.01. The warrants are exercisable at any time, subject to certain restrictions.

The foregoing is qualified in its entirety by reference to the Fortress Credit Agreement and the warrants, copies of which will be filed as exhibits to the 8-K filed in connection with this press release.

Macquarie Capital acted as financial advisor to Galaxy in connection with the financing.

Executive Comments

“The Fortress transaction and the resulting satisfaction of the Settlement Agreement are a major achievement for Galaxy,” stated Todd Cravens, Galaxy’s President and CEO. “The expense and uncertainty of the Triangulum litigation are behind us, allowing us to focus all of our efforts on customers, products and business development. We appreciate the confidence in us that Fortress has shown, and we look forward to a mutually rewarding relationship. Finally, we are very grateful for the support that Nevada State Bank gave us during the three-plus years of our lending relationship with them, and we look forward to continuing our relationship on the treasury side.”

“Galaxy has demonstrated resilience and discipline through the challenges of COVID, and we believe the company is well-positioned to capitalize on opportunities for growth and value creation in the gaming space,” said Josh Pack, Fortress Managing Partner and co-CIO of its Credit business. “We are very pleased to provide Galaxy with a capital solution that will resolve litigation and related uncertainty, positioning the company for meaningful upside as the recovery from COVID closures continues.”

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties.

Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship and casinos worldwide. In addition, through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry. Connect with Galaxy on Facebook, YouTube and Twitter.

Contact:

Media:         Phylicia Middleton (702) 936-5216

Investors:    Harry Hagerty (702) 938-1740

Exhibit 99.2

Galaxy Gaming Reports Q3 2021 Financial Results

LAS VEGAS, November 15, 2021 (GLOBE NEWSWIRE) -- Galaxy Gaming, Inc. (OTCQB: GLXZ), a developer and distributor of casino table games and enhanced systems for land-based casinos and iGaming (the “Company”), announced today its financial results for the fiscal quarter ended September 30, 2021.

Financial Highlights

Q3 2021 vs. Q3 2020

•	Revenue increased to $5,282K from $1,798K
•	Adjusted EBITDA[1] increased to $2,463K from $36K
•	Net income of $874K vs. a net loss of $(1,298)K
•	Net Income per share (diluted) of $0.04 vs net loss per share (diluted) of $(0.07)

9 Months 2021 vs. 9 Months 2020

•	Revenue increased to $14,314K from $6,956K
•	Adjusted EBITDA[2] increased to $6,303K from $116K
•	Net income of $1,513K vs. a net loss of $(3,387)K
•	Net Income per share (diluted) of $0.07 vs net loss per share (diluted) of $(0.18)

Balance Sheet Changes (vs. December 31, 2020)

•	Cash increased 23.5% to $7,402K
•	Total debt (gross) decreased to $50,215K from $51,914K
•	Stockholders’ deficit decreased to $(22,231)K from $(24,797)K

Executive Comments

“In the third quarter of 2021, the Company showed the potential we have been working toward since early 2020,” said Todd Cravens, Galaxy’s President and CEO. “Revenue3, Adjusted EBITDA and Adjusted EBITDA Margin all set records, even as a meaningful portion of our UK land-based customers remained closed in the quarter.  We expect our land-based business to continue to recover from the COVID closures and for our online business to continue to grow in both Europe and North America.”

“The recovery of our business in the brick-and-mortar space continues, and we are benefitting from strength in the online sector,” said Harry Hagerty, Galaxy’s CFO.  “As a result, our liquidity is improving.  We’re hopeful that these trends will continue for the balance of 2021 and into 2022.”

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Galaxy cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors, including those listed from time to time in reports that Galaxy files with the Securities and Exchange Commission.

Non-GAAP Financial Information

Adjusted EBITDA includes adjustments to net income to exclude interest, income taxes, depreciation, amortization, share based compensation, foreign currency exchange loss, change in estimated fair value of interest rate swap liability and severance and other expenses related to litigation. Adjusted EBITDA is not a measure of performance defined in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). However, adjusted EBITDA is used by management to

[1]	Adjusted EBITDA excludes expenses related to our litigation with Triangulum of $96K in Q3 2021 and $183K in Q3 2020.
[2]	Adjusted EBITDA excludes expenses related to our litigation with Triangulum of $426K in 9 Months 2021 and $836K in 9 Months 2020.
[3]	Revenue before deducting royalty expenses in the online business was $5,762K in Q3 2021.

evaluate our operating performance. Management believes that disclosure of the Adjusted EBITDA metric offers investors, regulators and other stakeholders a view of our operations in the same manner management evaluates our performance. When combined with U.S. GAAP results, management believes Adjusted EBITDA provides a comprehensive understanding of our financial results. Adjusted EBITDA should not be considered as an alternative to net income or to net cash provided by operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating our performance.

About Galaxy Gaming

Headquartered in Las Vegas, Nevada, Galaxy Gaming (galaxygaming.com) develops and distributes innovative proprietary table games, state-of-the-art electronic wagering platforms and enhanced bonusing systems to land-based, riverboat, and cruise ship and casinos worldwide.  In addition, through its wholly owned subsidiary, Progressive Games Partners LLC, Galaxy licenses proprietary table games content to the online gaming industry.  Connect with Galaxy on Facebook, YouTube  and Twitter.

Contact:

Media: Phylicia Middleton (702) 936-5216

Investors:Harry Hagerty (702) 938-1740

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA Reconciliation:	2021	2020	2021	2020
Net income (loss)	$874,236	$(1,297,499)	$1,513,428	$(3,387,475)
Interest expense	129,422	162,082	450,474	506,922
Share redemption consideration	195,482	195,482	586,446	586,446
Interest income	(392)	(1,412)	(1,163)	(25,313)
Depreciation and amortization	722,475	575,637	2,160,217	1,499,927
Share-based compensation	449,564	178,553	1,207,649	512,818
Foreign currency exchange loss (gain)	33,781	(20,014)	31,511	95,976
Change in fair value of interest rate swap liability	—	(55,330)	(66,009)	(21,650)
(Benefit) provision for income taxes	(21,186)	133,708	7,000	(492,807)
Other non-recurring income	(25,000)	(15,320)	(25,000)	(15,320)
Severance expense	8,846	(3,243)	12,596	20,058
Special project expense(1)	95,894	183,059	425,540	836,415
Adjusted EBITDA	$2,463,122	$35,703	$6,302,689	$115,997